                                                                EXHIBIT 24


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint SUSAN SCHMIDT BIES, JAMES F. KEEN, CLYDE A. BILLINGS, JR., and TERESA A. FEHRMAN jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") relating to the issuance of its Common Stock, par value $2.50 per share, pursuant to the Agreement and Plan of Merger dated as of March 29, 1994, by and between the Corporation and Planters Bank, Tunica, Mississippi, and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


  Signature                                Title                                        Date
  ---------                                -----                                        ----


  Ralph Horn                           Chief Executive Officer                      April 27, 1994
- ------------------------------         (principal executive officer)
  Ralph Horn                           and a director



  Susan Schmidt Bies                   Executive Vice President                     April 27, 1994
- ------------------------------         and Chief Financial Officer
  Susan Schmidt Bies                   (principal financial officer)


  James F. Keen                        Senior Vice President and                    April 27, 1994
- ------------------------------         Controller (principal
  James F. Keen                        accounting officer)


  Jack a. Belz                         Director                                     April 27, 1994
- ------------------------------
  Jack A. Belz

  Robert C. Blattberg                  Director                                     April 27, 1994
- ------------------------------
  Robert C. Blattberg

  J. R. Hyde, III                      Director                                     April 27, 1994
- ------------------------------
  J. R. Hyde, III

  Joseph Orgill, III                   Director                                     April 27, 1994
- ------------------------------
  Joseph Orgill, III

  Richard E. Ray                       Director                                     April 27, 1994
- ------------------------------
  Richard E. Ray


  Vicki G. Roman                          Director                         April 27, 1994
- ------------------------------
  Vicki G. Roman

  Michael D. Rose                         Director                         April 27, 1994
- ------------------------------
  Michael D. Rose

  William B. Sansom                       Director                         April 27, 1994
- ------------------------------
  William B. Sansom

  Gordon P. Street, Jr.                   Director                         April 27, 1994
- ------------------------------
  Gordon P. Street, Jr.

  Ronald Terry                            Director                         April 27, 1994
- ------------------------------
  Ronald Terry





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